Exhibit 10.2
FOURTH AMENDMENT TO
NOTE PURCHASE AGREEMENT
    THIS FOURTH AMENDMENT TO NOTE PURCHASE AGREEMENT (this “Amendment”), is made and entered into as of November 2, 2026, by and among C.H. Robinson Worldwide, Inc., a Delaware corporation (the “Company”), The Prudential Insurance Company of America and the other holders of Notes (as defined in the Note Agreement defined below) that are signatories hereto (together with their successors and assigns, the “Noteholders”).
W I T N E S S E T H:
WHEREAS, the Company and the Noteholders are parties to a certain Note Purchase Agreement, dated as of August 23, 2013, as amended by the First Amendment to Note Purchase Agreement, dated as of February 15, 2015, the Second Amendment to Note Purchase Agreement, dated as of November 19, 2021 and the Third Amendment to Note Purchase Agreement, dated as of November 21, 2022 (as further amended, restated, supplemented or otherwise modified from time to time, the “Note Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Note Agreement), pursuant to which the Noteholders have purchased Notes from the Company;
WHEREAS, the Company has requested that the Noteholders amend certain provisions of the Note Agreement and the Subsidiary Guaranty, and subject to the terms and conditions hereof, the Noteholders are willing to do so;
NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Company and the Noteholders agree as follows:
1.Amendments to Note Agreement.
(a)The definition of “Consolidated EBIT” set forth in Schedule A to the Note Agreement is hereby amended by replacing the definition in its entirety with the following:
“Consolidated EBIT” means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income and without duplication, (i) Consolidated Interest Expense, (ii) expense for taxes paid in cash or accrued, (iii) non-cash expenses, charges or losses (excluding any non-cash expense, charge or loss to the extent it represents an accrual of or reserve for a cash expenditure in a future period), (iv) non-cash expenses related to stock based compensation, (v) cash restructuring, severance, relocation, facility closing, consolidation and integration costs, charges and expenses incurred in connection with any Permitted Acquisition (including the RXO Acquisition and the other RXO Transactions) or any disposition of Property not prohibited hereunder, (vi) fees, costs and expenses (including financing, legal, accounting and advisory fees) incurred in connection with any Permitted Acquisition, any disposition of Property not prohibited hereunder, any issuance or incurrence of Indebtedness not prohibited hereunder, or any issuance of Equity Interests not prohibited hereunder, in each case whether or not consummated,

(vii) unusual or non-recurring cash expenses, charges or losses incurred other than in the ordinary course of business and (viii) the amount of cost savings, operating expense reductions and synergies (other than revenue synergies) projected by the Company in good faith to result from actions taken or expected to be taken within 12 months after the consummation of any Permitted Acquisition (including the RXO Acquisition), net of the amount of actual benefits realized during such period from such actions, which cost savings, operating expense reductions and synergies (other than revenue synergies) are reasonably identifiable and factually supportable, minus, to the extent included in determining such Consolidated Net Income, (1) unusual or non-recurring income or gains realized other than in the ordinary course of business, (2) interest income and (3) income tax credits and refunds (to the extent not netted from tax expense), all calculated for the Company and its Subsidiaries on a consolidated basis; provided that the aggregate amount added back pursuant to clauses (v), (vii) and (viii) above for any period shall not exceed 15% of Consolidated EBIT for such period (calculated before giving effect to such clauses). For the purposes of calculating Consolidated EBIT for any period of four (4) consecutive fiscal quarters (each, a “Reference Period”), (i) if at any time during such Reference Period the Company or any Subsidiary shall have made any Material Disposition, the Consolidated EBIT for such Reference Period shall be reduced by an amount equal to the Consolidated EBIT (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBIT (if negative) attributable thereto for such Reference Period, and (ii) if during such Reference Period the Company or any Subsidiary shall have made a Material Acquisition (including the RXO Acquisition), Consolidated EBIT for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition or Material Disposition had occurred on the first day of the applicable Reference Period, such pro forma effect to be determined in good faith by a Senior Financial Officer of the Company in accordance with Article 11 of Regulation S-X under the Securities Act of 1933 (whether or not the Company is required to prepare pro forma financial statements thereunder) and, in the case of the RXO Acquisition, on the basis of the historical financial statements of the RXO Target as filed with the Securities and Exchange Commission.

(b)The definition of “Consolidated EBITDA” set forth in Schedule A to the Note Agreement is hereby amended and restated in its entirety with the following:
“Consolidated EBITDA” means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income and without duplication, (i) Consolidated Interest Expense, (ii) expense for taxes paid in cash or accrued, (iii) depreciation, (iv) amortization, (v) non-cash expenses, charges or losses (excluding any non-cash expense, charge or loss to the extent it represents an accrual of or reserve for a cash expenditure in a future period), (vi) non-cash expenses related to stock based compensation, (vii) cash restructuring, severance, relocation, facility closing, consolidation and integration costs, charges and expenses incurred in connection with any

Permitted Acquisition (including the RXO Acquisition and the other RXO Transactions) or any disposition of Property not prohibited hereunder, (viii) fees, costs and expenses (including financing, legal, accounting and advisory fees) incurred in connection with any Permitted Acquisition, any disposition of Property not prohibited hereunder, any issuance or incurrence of Indebtedness not prohibited hereunder, or any issuance of Equity Interests not prohibited hereunder, in each case whether or not consummated, (ix) unusual or non-recurring cash expenses, charges or losses incurred other than in the ordinary course of business and (x) the amount of cost savings, operating expense reductions and synergies (other than revenue synergies) projected by the Company in good faith to result from actions taken or expected to be taken within 12 months after the consummation of any Permitted Acquisition (including the RXO Acquisition), net of the amount of actual benefits realized during such period from such actions, which cost savings, operating expense reductions and synergies (other than revenue synergies) are reasonably identifiable and factually supportable, minus, to the extent included in determining such Consolidated Net Income, (1) unusual or non-recurring income or gains realized other than in the ordinary course of business, (2) interest income and (3) income tax credits and refunds (to the extent not netted from tax expense), all calculated for the Company and its Subsidiaries on a consolidated basis; provided that the aggregate amount added back pursuant to clauses (vii), (ix) and (x) above for any period shall not exceed 15% of Consolidated EBITDA for such period (calculated before giving effect to such clauses). For the purposes of calculating Consolidated EBITDA for any period of four (4) consecutive fiscal quarters (each, a “Reference Period”), (i) if at any time during such Reference Period the Company or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period, and (ii) if during such Reference Period the Company or any Subsidiary shall have made a Material Acquisition (including the RXO Acquisition), Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition or Material Disposition had occurred on the first day of the applicable Reference Period, such pro forma effect to be determined in good faith by a Senior Financial Officer of the Company in accordance with Article 11 of Regulation S-X under the Securities Act of 1933 (whether or not the Company is required to prepare pro forma financial statements thereunder) and, in the case of the RXO Acquisition, on the basis of the historical financial statements of the RXO Target as filed with the Securities and Exchange Commission.
(c)The definition of “Consolidated Interest Expense” set forth in Schedule A to the Note Agreement is hereby amended by replacing clause (ii) in its entirety with the following:
(ii) if during such Reference Period the Company or any Subsidiary shall have made a Material Acquisition, Consolidated Interest Expense for such Reference Period shall be calculated by the Company after giving pro forma effect thereto as if such Material Acquisition had occurred on the first day of such Reference Period, such pro forma effect to be determined in good faith by a Senior Financial Officer of the Company in accordance with Article 11 of Regulation S-X under the Securities Act of 1933 (whether or not the Company is required to prepare pro forma financial statements thereunder) and, in the case of the RXO Acquisition, on the basis of the historical financial statements of the RXO Target as filed with the Securities and Exchange Commission.
(d)The definition of “Leverage Holiday” set forth in Schedule A to the Note Agreement is hereby amended and restated in its entirety to read as follows:
“Leverage Holiday” means, in connection with a Permitted Acquisition, an election by the Company, made by written notice to the holders of the Notes delivered at any time on or prior to the date on which the Officer's Certificate for the fiscal quarter in which such Permitted Acquisition is consummated is delivered or required to be delivered pursuant to Section 7.2, to increase the maximum Leverage Ratio permitted under Section 10.6(a)(ii) to 4.25 to 1.00 for the period set forth therein; provided, that (w) no more than three Leverage Holidays shall be given effect during the term of this Agreement, (x) no Default or Event of Default under Section 11(a), Section 11(b), Section 11(c) (solely with respect to Section 10.2, 10.5, 10.6 or 10.7), Section 11(g) or Section 11(h) shall be in existence immediately before or after the consummation of such Permitted Acquisition, (y) such election shall be given effect as of the consummation of such Permitted Acquisition and (z) the fifth fiscal quarter immediately following the consummation of the RXO Acquisition shall not be included in any Leverage Holiday Period.
(e)The definition of “Leverage Holiday Period” set forth in Schedule A to the Note Agreement is hereby amended by replacing the phrase “inclusive of the fiscal quarter in which the Company requests such Leverage Holiday” with the phrase “inclusive of the fiscal quarter in which such Permitted Acquisition is consummated”.
(f)The definition of “Leverage Ratio” set forth in Schedule A to the Note Agreement is hereby amended and restated in its entirety to read as follows:
“Leverage Ratio” means, as of any date of calculation, the ratio of (i) (x) Consolidated Funded Indebtedness outstanding on such date minus (y) that portion of the Company's and its Subsidiaries' unrestricted and unencumbered cash and Cash Equivalent Investments on such date (as such amount appears on the Company's balance sheet) that exceeds $25,000,000; provided, that this clause (i) shall at no time be less than $0, to (ii) Consolidated EBITDA for the Company's then most-recently ended four (4) fiscal quarters.

(g)The definition of “Qualified Receivables Transaction” set forth in Schedule A to the Note Agreement is hereby amended to replace section (i) of such definition to read in its entirety as follows: “the documents evidencing such transaction or series of transactions are usual and customary for such a transaction or series of transactions, and are of a type customarily used by unaffiliated third parties to evidence such a transaction or series of transactions”.

(h)The definition of “Significant Subsidiary” set forth in Schedule A to the Note Agreement is hereby amended and restated in its entirety to read as follows:
“Significant Subsidiary” means at any time any Subsidiary which, as of the last day of the most recent fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 7.1, contributed greater than 10% of (i) the sum of (x) the Company’s Consolidated EBIT plus (y) depreciation and amortization of the Company and its Subsidiaries, in each case for the period of four (4) consecutive fiscal quarters ended on such date or (ii) Consolidated Total Assets as of such date; provided, however, that if more than three Subsidiaries that are not Significant Subsidiaries are subject to events, occurrences or actions covered by Section 11, then, notwithstanding any Subsidiary's contribution to the amounts described in clauses (i) and (ii) above, all Subsidiaries shall constitute Significant Subsidiaries and all Subsidiaries shall be subject to the Events of Default set forth in Section 11.

(i)Each reference to “Leveraged Acquisition” in the Note Agreement is hereby replaced with a reference to “Permitted Acquisition”, and the definition of “Leveraged Acquisition” is deleted.

(j)Clause (a) of the definition of “Material Credit Facility” set forth in Schedule A to the Note Agreement is hereby amended and restated in its entirety to read as follows:
(a)(i) the Credit Agreement, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof, (ii) that certain Delayed Draw Term Loan Credit Agreement, to be dated on or about November 2, 2026 by and among C.H. Robinson Worldwide, Inc. as borrower, the lenders party thereto, and U.S. Bank National Association, a national banking association, as administrative agent, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof and (iii) the Bridge Facility, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof
(k)Schedule A to the Note Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:
“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of the Closing, by which the Company or any of its Subsidiaries (i) acquires any going-concern business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.
“Bridge Facility” has the meaning provided in the definition of “RXO Transactions”.
“Cash Equivalent Investments” means (i) short-term obligations of, or fully guaranteed by, the United States of America or any agency or instrumentality of the United States of America (provided that the full faith and credit of the United States of America is pledged in support of such obligations), (ii) short-term obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest ratings categories obtainable from either Moody’s or S&P, (iii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody’s, (iv) demand deposit accounts maintained in the ordinary course of business or as part of or incidental to the provision of transitional services to a purchaser of Property in connection with a disposition of such Property permitted by this Agreement, (v) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $500,000,000, and (vi) investment funds at least 95% of the assets of which constitute cash or Cash Equivalent Investments of the kinds described in clauses (i) through (v) of this definition; provided in each case, to the extent applicable, that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.
“Fourth Amendment Effective Date” means November 2, 2026.
“Permitted Acquisition” means any Acquisition made by the Company or any of its Subsidiaries, provided that, (a) as of the date of the consummation of such Acquisition, no Default or Event of Default shall have occurred and be continuing or would result from such Acquisition, and the representation and warranty contained in Section 5.14 shall be true both before and after giving effect to such Acquisition, (b) such Acquisition is consummated on a non-hostile basis pursuant to a negotiated acquisition agreement that has been (if required by the governing documents of the seller or entity to be acquired) approved by the board of directors or other applicable governing body of the seller or entity to be acquired, and no material challenge to such Acquisition (excluding the exercise of appraisal rights) shall be pending or threatened by any shareholder or director of the seller or entity to be acquired, (c) the business to be acquired in such Acquisition is in a similar line of business as the Company’s or any Subsidiary’s or a line of business incidental or complementary thereto, (d) as of the date of the consummation of such Acquisition, all material approvals required in connection therewith shall have been obtained and shall be in full force and effect, and (e) the Company shall be in pro forma compliance with Section 10.6(a)(ii) as of the last day of the most recent fiscal quarter ended prior to the consummation of such Acquisition for which financial statements have been delivered pursuant to Section 7.1, calculated as if such Acquisition, including the consideration therefor, had been consummated on such date.

“RXO Acquisition” means the acquisition by the Company, directly or indirectly through one or more Wholly-Owned Subsidiaries, of all of the issued and outstanding equity interests of the RXO Target pursuant to the RXO Merger Agreement.
“RXO Closing Date” means the date on which the RXO Acquisition is consummated.
“RXO Merger Agreement” means the Agreement and Plan of Merger, dated as of October 4, 2026, by and among the Company, Viking Logistics LLC, Rover Merger Sub Inc. and the RXO Target, together with the exhibits, schedules and disclosure letters thereto, as in effect on October 4, 2026 and as the same may be amended, supplemented or otherwise modified from time to time in a manner not materially adverse to the interests of the holders of the Notes.
“RXO Target” means RXO, Inc., a Delaware corporation.
“RXO Transactions” means, collectively, (a) the RXO Acquisition, (b) the incurrence by the Company of Indebtedness (i) in an aggregate principal amount of up to $3.5 billion under one or more issuances of senior unsecured notes and/or one or more senior unsecured term loan facilities, in each case to finance, in whole or in part, the RXO Acquisition and the other RXO Transactions, and/or (ii) in an aggregate principal amount of up to $4.5 billion under the senior unsecured 364-day bridge loan facility (the “Bridge Facility”) provided for in the commitment letter, dated as of October 4, 2026, between Morgan Stanley Senior Funding, Inc. and the Company; provided, that the aggregate principal amount of Indebtedness incurred under clauses (b)(i) and (ii) shall not exceed $4.5 billion, (c) the amendment of the Credit Agreement to permit the RXO Transactions, (d) to the extent in connection with the other RXO Transactions, the repayment, prepayment, redemption, repurchase, defeasance or discharge of Indebtedness of the RXO Target and its Subsidiaries, including any tender offer, exchange offer, consent solicitation, change of control offer, redemption, satisfaction and discharge or defeasance with respect to the senior notes of the RXO Target and any issuance of notes by the Company or any Subsidiary in exchange therefor, (e) any borrowing of loans under the Credit Agreement to finance, in part, the RXO Acquisition and the other RXO Transactions, and (f) the payment of fees, commissions and expenses in connection with the foregoing.
(l)The last paragraph of Section 1 of the Note Agreement is hereby amended and restated in its entirety to read as follows:
If the Leverage Holiday pursuant to Section 10.6(a)(ii) has been elected, the interest rate payable on the Notes during the Leverage Holiday Period shall be increased by (x) 0.75% per annum to the extent the Leverage Ratio measured as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered is greater than 3.75 to 1.00 but less than or equal to 4.00 to 1.00 and (y) 1.25% per annum to the extent the Leverage Ratio measured as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered is greater than 4.00 to 1.00

(the “Incremental Interest”). All Notes shall be deemed amended as of the Fourth Amendment Effective Date to reflect the inclusion of Incremental Interest on the terms set forth in the preceding sentence.
(m)Section 10.6(a)(ii) of the Note Agreement is hereby amended and restated in its entirety to read as follows:
(ii) The Company will not permit the Leverage Ratio, determined as of the end of each of its fiscal quarters, to be greater than 3.75 to 1.00; provided that, if a Leverage Holiday has been elected and given effect in connection with a Permitted Acquisition, the Company will not permit the Leverage Ratio, determined as of the end of the fiscal quarter in which such Permitted Acquisition is consummated and as of the end of each of the three consecutive fiscal quarters immediately following such fiscal quarter, to be greater than 4.25 to 1.00. For the avoidance of doubt, after the Leverage Holiday Period ends, the Leverage Ratio required under this Section 10.6(a)(ii) will revert to 3.75 to 1.00.
(n)Section 10.6(a) of the Note Agreement is hereby amended by adding the following new clauses (iii) and (iv) at the end thereof:
(iii) the RXO Acquisition shall constitute a “Permitted Acquisition” and a “Material Acquisition” for all purposes of this Agreement, and none of the RXO Transactions shall be prohibited by, or constitute a breach of, Section 10.2; and
(iv) a Leverage Holiday shall be deemed to have been elected by the Company in connection with the RXO Acquisition and given effect as of the RXO Closing Date, without any notice or other action on the part of the Company, and accordingly the Company will not permit the Leverage Ratio, determined as of the end of the fiscal quarter in which the RXO Closing Date occurs and as of the end of each of the three consecutive fiscal quarters immediately following such fiscal quarter, to be greater than 4.25 to 1.00 (and, upon the occurrence of the RXO Closing Date, such Leverage Holiday shall constitute one of the three Leverage Holidays permitted under clause (w) of the definition thereof).
(o)Section 11(f) of the Note Agreement is hereby amended and restated in its entirety as follows:
(i) the Company or any Significant Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $200,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Significant Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $200,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition, such Indebtedness has become or has been declared due and payable before its stated maturity or before its regularly scheduled dates of payment;

provided that this Section 11(f)(ii) shall not apply to any Indebtedness becoming due and payable, or being required to be prepaid, repaid, repurchased, redeemed, defeased or discharged, prior to its stated maturity or regularly scheduled dates of payment, as a result of (A) any special mandatory redemption, mandatory prepayment, mandatory offer to purchase or similar provision in respect of Indebtedness incurred (or escrowed pending incurrence) to finance the RXO Acquisition or any other RXO Transaction, including as a result of the RXO Acquisition not being consummated by a specified date or the RXO Merger Agreement being terminated, (B) any repayment, prepayment, redemption, repurchase, defeasance or discharge of Indebtedness of the RXO Target or any of its Subsidiaries in connection with the RXO Transactions, including any change of control offer, tender offer or exchange offer (and any resulting obligation to purchase notes tendered in such offer) and any redemption or satisfaction and discharge, or (C) any mandatory prepayment, or mandatory reduction or termination of commitments, under the Bridge Facility (or any term loan facility described in clause (b)(i) thereof) from the proceeds of other Indebtedness, equity or asset sales, so long as, in the case of each of clauses (A) through (C), such Indebtedness is paid or otherwise satisfied when due in accordance with its terms (after giving effect to any applicable grace period); or
(p) The reference to “$125,000,000” in Section 11(i) of the Note Agreement shall be amended and restated to read: “$200,000,000”.
(q)The Form of Subsidiary Guaranty attached to the Note Agreement as Schedule 1(d) is amended by changing all references to “$125,000,000” in Section 1(c) thereof with “$200,000,000”.
2.Amendment to Subsidiary Guaranty. Section 1(c) of the Subsidiary Guaranty is amended by changing all references to “$125,000,000” in such Section with “$200,000,000.”
3.Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the holders of the Notes hereunder, it is understood and agreed that this Amendment shall not become effective, and the Company shall have no rights under this Amendment, until the Noteholders shall have received (i) an amendment fee equal to eight (8) basis points of the aggregate outstanding principal amount of the Notes payable to the Noteholders on a ratable basis in accordance with the wire instructions set forth in Schedule B of the Note Agreement, (ii) reimbursement or payment of their costs and expenses incurred in connection with this Amendment or the Note Agreement (including reasonable fees, charges and disbursements of King & Spalding LLP, counsel to the Noteholders) and (iii) each of the following documents:
(a)executed counterparts to this Amendment from the Company, each of the Subsidiary Guarantors and the Noteholders;

(b)a duly executed copy of the amended Credit Agreement, in form and substance satisfactory to the Noteholders; and

(c)a certificate of its Secretary or Assistant Secretary of each of the Company and the Subsidiary Guarantors, dated the Fourth Amendment Effective Date, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution, delivery and performance of this Amendment, (ii) its organizational documents as then in effect, (iii) a good standing certificate (or analogous documentation if applicable) for it from the Secretary of State (or analogous governmental entity) of the jurisdiction of its organization, to the extent generally available in such jurisdiction and (iv) the names and true signatures of its incumbent officers authorized to sign this Amendment.

4.Representations and Warranties. To induce the Noteholders to enter into this Amendment, each of the Company and the Subsidiary Guarantors hereby represents and warrants to the Noteholders that:
(a)    Each of the Company and the Subsidiary Guarantors is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and is duly qualified as a foreign corporation or limited liability company, as applicable, and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company and the Subsidiary Guarantors has the corporate or limited liability company power, as applicable, and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Amendment and to perform the provisions hereof and thereof.
(b)    This Amendment has been duly authorized by all necessary corporate or limited liability company action, as applicable, on the part of the Company and the Subsidiary Guarantors, and this Amendment constitutes a legal, valid and binding obligation of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(c)    This Amendment and the most recent consolidated financial statements delivered to the holders of the Notes pursuant to Section 7.1(a) and Section 7.1(b) of the Note Agreement (this Amendment and such financial statements delivered to the holders being referred to, collectively, as the “Amendment Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since December 31, 2025, there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(d)     All of the most recent consolidated financial statements delivered to the holders of the Notes pursuant to Section 7.1(a) and Section 7.1(b) of the Note Agreement (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates of such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed in the Amendment Disclosure Documents.
(e)     The execution, delivery and performance by the Company and the Subsidiary Guarantors of this Amendment will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by laws, shareholders agreement or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company and the Subsidiary Guarantors of this Amendment.
(f)     The Company and its Subsidiaries have good and sufficient title to their respective Material properties, including all such properties reflected in the audited balance sheet for the fiscal year ending December 31, 2025 or purported to have been acquired by the Company or any Subsidiary after such date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by the Note Agreement, except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect. All Material leases are valid and subsisting and are in full force and effect in all material respects.
(g)     Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary the outstanding principal amount of which exceeds $10,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.
    (h)    After giving effect to this Amendment, (i) the representations and warranties contained in Section 5.8, Section 5.9, Section 5.11, Section 5.12 (but excluding Section 5.12(d)), Section 5.16 (but excluding Section 5.16(b)) and Section 5.17 of the Note Agreement are true and correct in all material respects, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date, and (ii) no Default or Event of Default has occurred and is continuing as of the date hereof.
(i)    As of the date hereof, no Subsidiary of the Company has guaranteed or become liable, whether as a borrower, or as an additional or co-borrower or otherwise, for or in respect of any Indebtedness under the Material Credit Facility, other than the Subsidiaries of the Company that have executed this Amendment.
(j)    The Company, its Subsidiaries and, to the knowledge of any of the Company’s officers, their respective officers, employees, directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions (as defined in the Credit Agreement) in all material respects. None of the Company, any Subsidiary or, to the knowledge of any of the Company’s officers, any of their respective directors, officers or employees or any Person owning, directly or indirectly, 50% or more of the Company or any Subsidiary, is a Sanctioned Person (as such term is defined in the Credit Agreement).
5.Reaffirmations of Guaranty. Each Subsidiary Guarantor consents to the execution and delivery by the Company of this Amendment and jointly and severally ratify and confirm the terms of the Subsidiary Guaranty with respect to the Indebtedness now or hereafter outstanding under the Note Agreement as amended hereby and all promissory notes issued thereunder. Each Subsidiary Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any Indebtedness of the Company to the Noteholders or any other obligation of the Company, or any actions now or hereafter taken by the Noteholders with respect to any obligation of the Company, the Subsidiary Guaranty (i) is and shall continue to be a primary obligation of the Subsidiary Guarantors, (ii) is and shall continue to be an absolute, unconditional, joint and several, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms. Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of the Subsidiary Guarantors under the Subsidiary Guaranty.
6.Effect of Amendment. Except as set forth expressly herein, all terms of the Note Agreement, as amended hereby, the Notes and the Subsidiary Guaranty shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Company to all holders of the Notes. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the holders of the Notes under the Note Agreement, nor constitute a waiver of any provision of the Note Agreement. From and after the date hereof, all references to the Note Agreement shall mean the Note Agreement as modified by this Amendment and all references to the Subsidiary Guaranty shall mean the Subsidiary Guaranty as modified by this Amendment.
7.Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

8.No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Note Agreement or an accord and satisfaction in regard thereto.
9.Costs and Expenses. The Company agrees to pay on demand all costs and expenses of the Noteholders in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Noteholders with respect thereto.
10.Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.
11.Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, any other holders of Notes from time to time and their respective successors, successors-in-titles, and assigns.
12.Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.
13.Successors; Enforceability. The terms and provisions of this Amendment shall be binding upon the Company, the Subsidiary Guarantors and the Noteholders and their respective successors and assigns, and shall inure to the benefit of the Company, the Subsidiary Guarantors and the Noteholders and the successors and assigns of the Noteholders.
14.Severability. Any provision in this Amendment that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Amendment are declared to be severable.
15.Release. In further consideration of the execution by the Noteholders of this Amendment, the Company, on behalf of itself and each of its affiliates, and all of the successors and assigns of each of the foregoing (collectively, the “Releasors”), hereby completely, voluntarily, knowingly, and unconditionally releases and forever discharges the Noteholders, each of their advisors, professionals and employees, each affiliate of the foregoing and all of their respective successors and assigns (collectively, the “Releasees”), from any and all claims, actions, suits, and other liabilities, including, without limitation, any so-called “lender liability” claims or defenses (collectively, “Claims”), whether arising in law or in equity, which any of the Releasors ever had, now has or hereinafter can, shall or may have against any of the Releasees for, upon or by reason of any matter, cause or thing whatsoever from time to time occurred on or prior to the date hereof, in any way concerning, relating to, or arising from (i) any of the Releasors in connection with the Note Agreement, the Notes, the Subsidiary Guaranty and other related documents and the transactions contemplated thereby, (ii) the obligations of the Company and the Subsidiary Guarantors under the Note Agreement, the Notes, the Subsidiary Guaranty and all other related documents, and (iii) the financial condition, business operations, business plans, prospects or creditworthiness of the Company or any affiliate thereof.  The Releasors hereby acknowledge that they have been advised by legal counsel of the meaning and consequences of this release.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, under seal in the case of the Company and the Guarantors, by their respective authorized officers as of the day and year first above written.
                    COMPANY:
                    C. H. ROBINSON WORLDWIDE, INC.

                    By: /s/ Brent Schoenrock_____________
                    Name: Brent Schoenrock
                 Title: Treasurer

GUARANTORS:
    C. H. ROBINSON COMPANY, LLC, as a Guarantor

                    By: /s/ Christopher E. Gerst____________
                    Name: Christoper E. Gerst
                 Title: Secretary

C. H. ROBINSON COMPANY, INC., as a Guarantor

                    By: /s/ Brent Schoenrock_____________
                    Name: Brent Schoenrock
                 Title: Treasurer

[Signature Page to Fourth Amendment to Note Purchase Agreement]

                    NOTEHOLDERS:
THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA
PRUCO LIFE INSURANCE COMPANY OF
NEW JERSEY
PRUDENTIAL ARIZONA REINSURANCE
UNIVERSAL COMPANY
By: PGIM, Inc. (as Investment Manager)

By: /s/ Nicholas E. Reichter_____________
                    Name: Nicholas E. Reichter
                 Title: Vice President

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA
PRUCO LIFE INSURANCE COMPANY OF
NEW JERSEY
PRUDENTIAL ARIZONA REINSURANCE
UNIVERSAL COMPANY
By: PGIM Japan Co., Ltd. (as Investment Manager)
By: PGIM, Inc. (as Sub-Adviser)

By: /s/ Nicholas E. Reichter_____________
                    Name: Nicholas E. Reichter
                 Title: Vice President

UNITED OF OMAHA LIFE INSURANCE
COMPANY
COMPANION LIFE INSURANCE COMPANY
THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By: PGIM Private Placement Investors, L.P. (as Investment Advisor)

By: PGIM Private Placement Investors, Inc. (as its General Partner)

By: /s/ Nicholas E. Reichter_____________
                    Name: Nicholas E. Reichter
                 Title: Vice President
[Signature Page to Fourth Amendment to Note Purchase Agreement]

NEW YORK LIFE INSURANCE COMPANY
By: NYL Investors LLC, its investment manager

                    By: /s/ Sean Campbell________________________
                     Name: Sean Campbell
                     Title: Senior Director

                    NEW YORK LIFE INSURANCE AND
ANNUITY CORPORATION
                    By: NYL Investors LLC, its investment manager

                    By: /s/ Sean Campbell________________________
                     Name: Sean Campbell
                     Title: Senior Director

                    NEW YORK LIFE INSURANCE AND
ANNUITY CORPORATION
INSTITUTIONALLY OWNED LIFE
INSURANCE SEPARATE ACCOUNT (BOLI
30-C)
                    By: NYL Investors LLC, its investment manager

                    By: /s/ Sean Campbell________________________
                     Name: Sean Campbell
                     Title: Senior Director

[Signature Page to Fourth Amendment to Note Purchase Agreement]

METROPOLITAN LIFE INSURANCE COMPANY
                    By: MetLife Investment Management, LLC, Its
                    investment manager

                    By: /s/ Rick Fischer_______________________
                     Name: Rick Fischer
                     Title: Authorized Signatory

METLIFE REINSURANCE COMPANY OF BERMUDA, Ltd.
                    By: MetLife Investment Management, LLC, Its
                    investment manager

                    By: /s/ Rick Fischer_______________________
                     Name: Rick Fischer
                     Title: Authorized Signatory

                    EMPLOYERS REASSURANCE
                CORPORATION
                    By: MetLife Investment Management, LLC, Its
                     investment manager

                    By: /s/ Rick Fischer_______________________
                     Name: Rick Fischer
                     Title: Authorized Signatory
[Signature Page to Fourth Amendment to Note Purchase Agreement]